As filed with the Securities and Exchange Commission on March 23, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CELATOR PHARMACEUTICALS, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2680869 (I.R.S. Employer Identification Number)

200 PrincetonSouth Corporate Center, Suite 180
Ewing, NJ 08628
(609) 243-0123
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Scott T. Jackson
Chief Executive Officer
Celator Pharmaceuticals, Inc.
200 PrincetonSouth Corporate Center, Suite 180
Ewing, NJ 08628
(609) 243-0123
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John W. Kauffman, Esq.
Duane Morris LLP
30 South 17th Street
Philadelphia, PA 19103
(215) 979-1227

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (Registration No. 333-193720)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	(1)	(1)	$7,400,000(1)	$745.18(2)

(1) We are registering hereunder additional shares of common stock pursuant to Rule 462(b) (Registration No. 333-193720). We are registering under this registration statement such indeterminate number of shares of common stock that shall have an aggregate initial offering price not to exceed $7,400,000. We will determine the proposed maximum offering price per share in connection with our issuance of the common stock we are registering under this registration statement. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares we are registering under this registration statement include such indeterminate number of shares of common stock as may be issuable with respect to the shares we are registering as a result of stock splits, stock dividends or similar transactions.

(2) We calculated the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of an additional $7,400,000 of shares of common stock of the Registrant pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

In accordance with Rule 462(b) under the Securities Act of 1933, as amended, this registration statement incorporates by reference the contents of the Registrant’s registration statement on Form S-3 (File No. 333-193720) which was declared effective by the Securities and Exchange Commission on February 12, 2014, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein. The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Ewing, State of New Jersey, on March 23, 2016.

CELATOR PHARMACEUTICALS, INC.

By:	/s/ Scott T. Jackson
Scott T. Jackson
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott T. Jackson	Chief Executive Officer and Director	March 23, 2016
Scott T. Jackson	(principal executive officer)

/s/ Fred M. Powell	Vice President and Chief Financial Officer	March 23, 2016
Fred M. Powell	(principal financial and accounting officer)

/s/ Michael Dougherty*	Chairman of the Board	March 23, 2016
Michael Dougherty

/s/ Joseph A. Mollica*	Director	March 23, 2016
Joseph A. Mollica

	Director	March 23, 2016
Jean-Pierre Bizzari

/s/ Richard S. Kollender*	Director	March 23, 2016
Richard S. Kollender

/s/ Joseph Lobacki*	Director	March 23, 2016
Joseph Lobacki

/s/ Scott Morenstein*	Director	March 23, 2016
Scott Morenstein

/s/ Nicole Vitullo*	Director	March 23, 2016
Nicole Vitullo

By:/s/ Fred M. Powell
Fred M. Powell, attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5.1	Opinion of Duane Morris LLP

23.1	Consent of KPMG LLP

23.3	Consent of Duane Morris LLP (included in Exhibit 5.1)

24.1	Power of Attorney (Previously filed on the signature page to the Registrant’s Registration Statement on Form S-3 (File No. 333-193720), which was declared effective by the Securities and Exchange Commission on February 12, 2014, and incorporated by reference herein)